EXHIBIT 24.1

SPECTRA ENERGY CORP

Power of Attorney

FORM 10-K

Annual Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2010

(Annual Report)

The undersigned Spectra Energy Corp, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint J. Patrick Reddy, Sabra L. Harrington and Patricia M. Rice, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission the Annual Report of said Spectra Energy Corp on Form 10-K and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 24th day of February, 2011.

SPECTRA ENERGY CORP

By:	/s/ Gregory L. Ebel
Gregory L. Ebel
President and Chief Executive Officer

ATTEST:

/s/ Patricia M. Rice
Secretary

/s/ Gregory L. Ebel Gregory L. Ebel	President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ J. Patrick Reddy J. Patrick Reddy	Chief Financial Officer (Principal Financial Officer)

/s/ Sabra L. Harrington Sabra L. Harrington	Vice President and Controller (Principal Accounting Officer)

/s/ Austin A. Adams Austin A. Adams	(Director)

/s/ Paul M. Anderson Paul M. Anderson	(Director)

/s/ Pamela L. Carter Pamela L. Carter	(Director)

/s/ F. Anthony Comper F. Anthony Comper	(Director)

/s/ William T. Esrey William T. Esrey	(Director)

/s/ Peter B. Hamilton Peter B. Hamilton	(Director)

/s/ Dennis R. Hendrix Dennis R. Hendrix	(Director)

/s/ Michael McShane Michael McShane	(Director)

/s/ Joseph H. Netherland Joseph H. Netherland	(Director)

/s/ Michael E. J. Phelps Michael E. J. Phelps	(Director)